Exhibit 10.10

Exclusive Support Agreement

This Agreement is entered into in Shanghai as of May 14, 2014 by and between the following Parties:

1.                                      Party A: Baoyi Investment Consulting (Shanghai) Co., Ltd.

Registered address: Room 104, Block 94, 149 Yan Chang Road, Shanghai

2.                                      Party B: Shanghai E-Cheng Asset Management Co., Ltd.

Registered address: Room 221, Block 1, 195 Yong He Zhi Road, Zhabei district, Shanghai

WHEREAS

1.                                      Party A is a limited liability company established and duly existing in Shanghai, which mainly engages in the business of investment consulting, marketing consulting, economic information consulting and enterprise management consulting services (the business requiring administrative permits shall be operated with such permits).

2.                                      Party B is a limited liability company registered in Shanghai, which mainly engages in the business of asset management, enterprise management, enterprise management consulting, industrial investment, investment consulting, business information consulting, enterprise image design and marketing planning (the business requiring approval shall be operated upon relevant administrative approval).

3.                                      As required for its business, Party B decides to engage Party A as its exclusive service provider, to provide Party B with the relevant services such as investment consulting, marketing consulting, economic information consulting and enterprise management consulting services. Party A agrees to provide Party B with the Consulting Services in accordance with this Agreement.

THEREFORE, through amicable consultations, the Parties have reached the following agreements related to the provision of exclusive Consulting Services:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1                               “IP Rights Licensing” shall mean pursuant to requirement of Party B’s business, Party A shall try its best to license Party B for the use of the IP rights owned by Party A and transfer the relevant IP rights for the use of Party B upon the right owners’ approval.

1.2                               “Consulting Services” shall mean all consulting services provided by Party A to Party B in accordance with this Agreement, including without limitation, investment consulting, marketing consulting, economic information consulting and enterprise management consulting, etc.

ARTICLE II

EXCLUSIVE COOPERATION

2.1                               Party A is Party B’s exclusive consulting service provider. Unless any event described in Article 2.2 or 2.3 of this Agreement occurs, all of the Consulting Services required for any of the business operated by Party B (including without limitation, investment consulting, marketing consulting, economic information consulting and enterprise management consulting services) shall be provided by Party A on an exclusive basis. Without Party A’s prior written consent, Party B shall not seek any third party other than Party A to provide any of the Consulting Services under this Agreement in any manner.

2.2                               Party B agrees that in case Party A is objectively incapable to provide Party B any of the Consulting Services, Party A may exclusively designate an appropriate third party to provide Party B with such Consulting Service(s) in accordance with the terms and conditions provided herein. Party B further agrees that in any case, Party A is entitled to entrust, without any reason, any properly qualified third party to provide Party B with the Consulting Services that should, pursuant to this Agreement, be provided by Party A to Party B. Party B agrees to accept the Consulting Services provided by such appropriate third party entrusted by Party A.

2.3                               In case of any of the following circumstances, Party B is entitled to, at its own discretion, seek any third party to provide the Consulting Services:

2.3.1.                  Party A voluntarily abandons its right to act as an exclusive consulting service provider and gives a written consent to the provision of the Consulting Services by a third party to Party B;

2.3.2.                  Party A is objectively incapable to provide Party B with certain part of the Consulting Services and fails to designate any appropriate third party to provide Party B with such part of the Consulting Services; or

2.3.3.                  Party A decides to neither provide Party B with certain part of the Consulting Services nor designate any appropriate third party to provide Party B with such part of the Consulting Services.

ARTICLE III

CONSULTING SERVICES

3.1                               Unless any event described in Article 2.2 or 2.3 of this Agreement occurs, all of the Consulting Services including without limitation, investment consulting,

marketing consulting, economic information consulting and enterprise management consulting services) required for any of Party B’s business shall be provided by Party A on an exclusive basis. Party A will try its best to provide Party B with the Consulting Services required for and related to Party B’s business.

3.2                               Party B shall provide all necessary assistance to Party A’s provision of Consulting Services, including without limitation:

3.2.1.                  Party B shall notify Party A immediately of any circumstance that may affect Party B’s business;

3.2.2.                  Any other necessary assistance.

3.3                               The Parties agree to enter into (if necessary) separate consulting service agreements on the details of various consulting services during the valid term of this Agreement to specify or adjust the consulting services to be provided, the methods to provide such services, etc. in the framework of this Agreement.

3.4                               With regard to the Consulting Services provided by Party A to Party B, the Parties agree, based on the workload of Party A to provide the Consulting Services to Party B (on an hourly basis), to calculate the fees for the Consulting Services at the following rates:

3.4.1.                  for the Consulting Services provided by Party A to Party B, Party B shall calculate and pay to Party A the Consulting Services fee at the rate of RMB4,000 per hour per capita;

3.4.2.                  the workload of each project: both parties shall budget at the early stage of the project and determine the final settlement of account when the project is finished. The workload shall be calculated according to the final settlement of account.

3.5                               With regard to the daily Consulting Services support provided by Party A to Party B, Party B agrees to pay at the following rates:

3.5.1.                  Party B shall calculate and pay Party A the consulting support fee at the rate of RMB20,000/month;

3.5.2.                  Party B shall calculate and pay Party A the training fee at the rate of RMB50,000/month.

3.6                               Parties shall choose any of the following payment time and ways of payment based on actual circumstances:

3.6.1.                  monthly payment: Party A shall, within the first five working days of each month, issue a bill to Party B of the working hours for the Consulting Services provided by it to Party B during the last month at the rates agreed by the Parties. The bill shall indicate the workload of Party A’s Consulting Services to Party B, and Party B shall, within thirty working days after its receipt of the bill, pay Party A the Consulting Services fee in accordance with the amount in the bill.

3.6.2.                  yearly payment: Parties shall settle the bill annually on December 20th and issue a settlement report confirmed by both Parties. Party B shall, within three working days after confirming the settlement report, pay to Party A the Consulting Services fee in accordance with the amount in the bill.

ARTICLE IV

PAYMENT

4.1                               For the Consulting Services provided by Party A to Party B, Party B shall pay the fees to Party A in accordance with the relevant provisions in this Agreement.

4.2                               For the above fees paid by Party B, Party A shall issue corresponding invoices to Party B.

4.3                               If Party A designates a third party to provide Party B with the Consulting Services in accordance with this Agreement, Party A may choose any of the following payment methods for such third party’s fees and require Party B to implement:

4.3.1.                  Party B pays the fees for the Consulting Services to the third party directly; or

4.3.2.                  Party B pays the fees for the Consulting Services to Party A directly and Party A is responsible for settling with such third party.

4.4                               Where Party A designates a third party to provide Party B with the Consulting Services in accordance with this Agreement, if Party A, for whatever reasons, assumes any joint and several liability to such third party due to reasons attributable to Party B, Party B shall indemnify Party A for all economic losses incurred thereby.

ARTICLE V

OWNERSHIP OF ASSETS

5.1                               The Parties agree that the following assets originated from the Consulting Services provided by Party A to Party B shall be owned by Party A:

5.1.1.                  the words, images, layouts and any other graphic designs or information content created or made by Party A, except those that the copyrights are belong to third parties;

5.1.2.                  any other tangible or intangible assets originated or derived from the Consulting Services provided by Party A to Party B in accordance with this Agreement, except those owned by Party B on clear grounds.

5.2                               Party B recognizes Party A’s ownership of the aforesaid assets and undertakes to make no claim on any of the aforesaid assets. If necessary, upon Party A’s request, Party B shall provide all necessary assistance (including without limitation, issuing corresponding certificates) to prove and clarify Party A’s ownership of the aforesaid assets.

5.3                               During the term of cooperation between the Parties, except as specifically provided in this Agreement or other relevant written agreements that the ownership shall be transferred from Party A to Party B, all assets provided to Party B such as equipment, technology and software shall still be owned by Party A, and Party B shall only have the right of use over the assets during the valid term of this Agreement.

ARTICLE VI

CONFIDENTIALITY

6.1                               Either Party shall keep confidential any confidential material and information of the other Party known or accessed due to the execution or performance of this Agreement (the “Confidential Information”). Without the other Party’s written consent, neither Party shall disclose, give or transfer such Confidential Information to any third parties.

6.2                               If requested by either Party, the other Party shall return, destroy, or otherwise dispose of all of the documents, materials, or software that contain any Confidential Information as requested, and stop using the Confidential Information.

6.3                               The Parties’ obligations under this Article shall survive the termination of this Agreement. Either Party shall still comply with the confidentiality terms of this Agreement and fulfill the confidentiality obligations as promised, until the other Party gives consent to the release of such obligations or as a matter of fact, violation of the confidentiality terms herein will not cause damage of any form to the other Party.

ARTICLE VII

PAYMENT OF TAXES

7.1                               The Parties shall respectively pay taxes to relevant tax authorities in accordance with relevant laws, regulations and State policies.

7.2                               In the event that either Party pays any tax for the other Party, the paying Party shall submit the tax certificate to the payable Party as soon as possible, and the payable Party shall compensate the equivalent amount to the paying Party within seven days after the receipt of such tax certificate.

ARTICLE VIII

REPRESENTATIONS, COVENANTS AND WARRANTIES

8.1                               Either of the Parties represents, covenants and warrants to the other Party as follows:

8.1.1.                  It is a company lawfully established and duly existing;

8.1.2.                  It is qualified to conduct the transaction hereunder and such transaction is in line with its business scope;

8.1.3.                  It has full power to enter into this Agreement, and its authorized representative has obtained full authorization to execute this Agreement on behalf of it;

8.1.4.                  It has the ability to perform its obligations hereunder, and such performance will not violate any restrictions of legal documents binding upon it;

8.1.5.                  It is not subject to any liquidation, dissolution or bankruptcy procedures.

8.2                               Party B covenants that during the valid term of this Agreement, Party B shall notify Party A of any change in Party B’s shareholding structure thirty days in thirty-day advance.

8.3                               Party B covenants that except as required for the works provided in this Agreement, Party B shall not use or copy the trademarks, signs or company names of Party A or its affiliates without Party A’s prior written consent.

8.4                               Party B shall neither conduct, nor allow any third party to conduct any act or omission that is detrimental to Party A’s ownership of any other intellectual property or any other rights of Party A.

ARTICLE IX

LIABILITY FOR BREACH OF CONTRACT

9.1                               Either Party’s direct or indirect violation of any provisions herein or failure in assuming or untimely or insufficient assumption of any of its obligations hereunder shall constitute a breach of contract. The non-breaching Party (the “Non-Breaching Party”) is entitled to send to the breaching Party (the “Breaching Party”) a written notice, requesting the Breaching Party to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Breaching Party for any losses incurred by the breach.

9.2                               After the occurrence of breach, in case such breach has made it impossible or unfair for the Non-Breaching Party to perform its corresponding obligations hereunder based on the Non-Breaching Party’s reasonable and objective judgments, the Non-Breaching Party is entitled to send to the Breaching Party a written notice of its temporary suspension of performance of corresponding obligations hereunder, until the Breaching Party stops the breach, takes sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Breaching Party for any losses incurred by the breach.

9.3                               The losses of the Non-Breaching Party that should be compensated by the Breaching Party include direct economic losses and any foreseeable indirect losses and extra expenses incurred by the breach, including without limitation, the attorneys’ fee, litigation and arbitration fee, financial expense and travel charge.

ARTICLE X

FORCE MAJEURE

10.1                        “Force Majeure” shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events.

10.2                        The Party affected by Force Majeure may suspend the performance of relevant obligations hereunder that cannot be performed due to Force Majeure until the effects of Force Majeure are eliminated, without having to assume any liability for breach of contract, provided however that, such Party shall endeavor to overcome such events and reduce the negative effects to the best of its abilities.

10.3                        The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events, which documents shall be issued by the notary office where the events occur (or other appropriate agencies). In case the Party affected by Force Majeure cannot provide such certificate documents, the other Party may request it to assume the liability for breach of contract in accordance with this Agreement.

ARTICLE XI

EFFECTIVENESS, AMENDMENT AND TERMINATION

11.1                        This Agreement takes effect as of the date when it is signed and stamped by the Parties, and shall be terminated on the date when Party B dissolves according to law.

11.2                        Unless provided otherwise herein, Party A is entitled to immediately early terminate this Agreement unilaterally by sending a written notice upon any of the followings happening to Party B:

11.2.1.           Party B breaches this Agreement, and within thirty (30) days after Party A sends out the written notice, fails to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate Party A for any losses incurred by the breach.

11.2.2.           Party B is bankrupt or is subject to any liquidation procedure and such procedure is not revoked within seven (7) days; and

11.2.3.           due to any event of Force Majeure, Party B’s failure to perform this Agreement lasts for over twenty (20) days.

11.3                        Except as provided in the immediate precedent clause, Party B agrees that Party A is entitled to early terminate this Agreement at any time by sending a written notice twenty days in advance without any reason. However, Party B is not entitled to early terminate this Agreement unless as provided herein.

11.4                        The early termination of this Agreement shall not affect the rights and obligations of the Parties arising out of this Agreement prior to the early termination date.

ARTICLE XII

DELIVERY OF NOTICE

12.1                        Notices relevant to this Agreement sent by one Party to the other shall be made in written form and delivered in person, or by fax, telegram, telex or email, or by registered mail (postage paid) or express mail. As to those delivered in person or by fax, telegram, telex or email, the delivery date shall be the date when it is sent; as to those delivered by registered mail (postage paid) or express mail, the delivery date shall be the third day after it is sent.

ARTICLE XIII

DISPUTE RESOLUTION

13.1                        With regard to disputes arising out of the interpretation and performance of the terms hereunder, the Parties shall resolve the disputes through consultations in good faith.

13.2                        The conclusion, effectiveness, implementation and interpretation of this Agreement and resolution of disputes shall all be governed by the PRC laws.

ARTICLE XIV

MISCELLANEOUS

14.1                        This Agreement is written in two originals. Each of the Parties shall hold one original with each having the same legal effect.

14.2                        The headings in this Agreement are written for the ease of reference only, and in no event shall they affect he interpretation of any terms of this Agreement.

14.3                        The Parties may amend and supplement this Agreement in the way of a written agreement. Amendment agreements and supplement agreements executed by the Parties are both part of this Agreement, having the same legal effect as this Agreement.

14.4                        In case any term herein becomes all or partly invalid or unenforceable due to the violation of law or governmental regulations or other reasons, the affected part of such term shall be considered to have been removed, provided however that, the removal of the affected part of such term shall not affect the legal effect of the remaining part of such term or other terms herein. The Parties shall conclude new terms through consultations to replace such invalid or unenforceable terms.

14.5                        Unless provided otherwise, a Party’s failure or delay in exercising any of the rights, powers or privileges that it is entitled to under this Agreement shall not be considered its waiver of such rights, powers or privileges, nor shall any single or partial exercise of any rights, powers or privileges by a Party preclude its exercise of other rights, powers or privileges.

14.6                        This Agreement constitutes all agreements reached by the Parties on the subject matter of the cooperation project, and supersedes any previous or concurrent oral and written agreement, understanding and correspondence relevant to the subject matter of the cooperation project between the Parties. Unless specifically provided herein, there is no other explicit or implicit obligation or covenant between the Parties.

14.7                        Matters not covered in this Agreement shall be determined by the Parties separately through consultations.

(Signature Page for Exclusive Support Agreement)

Baoyi Investment Consulting (Shanghai) Co., Ltd.

Seal: /seal/ Baoyi Investment Consulting (Shanghai) Co., Ltd.

Shanghai E-Cheng Asset Management Co., Ltd.

Seal: /seal/ Shanghai E-Cheng Asset Management Co., Ltd.